Exhibit 99.1

American Realty Capital Hospitality Trust, Inc. HIT REIT May 2019 Investor Presentation May 23, 2019

Risk Factors Investing in our common stock involves a degree of risk . See the section entitled “Risk Factors” in the most recent Annual Report on Form 10 - K of Hospitality Investors Trust, Inc . (“HIT REIT,” the “Company” or “we”) for a discussion of the risks which should be considered in connection with the Company . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review Risk Factors at the end of this presentation for a discussion of risks and uncertainties that could cause actual results to differ materially from our forward - looking statements. Risk Factors 2

1. Review of Financial Results: Full - Year 2018 and Q1 2019 4 2. Recent Events & Activity 7 3. Company Net Asset Value Update 11 4. Appendix 18 Table of Contents

May 2019 Investor Presentation 1. Review of Financial Results: Full - Year 2018 and Q1 2019 4

HOSPITALITY INVESTORS TRUST

Review of Financial Results: Full-Year 2018 and Q1 2019

Performance Review

- Q1 2019 Total Portfolio RevPAR growth of +2.1% exceeded industry's +1.5%(1) and select-service chain scales' -0.1%(2)
- Renovated hotels(3) continued to grow RevPAR in 2018 (+2.0%), roughly two years post-renovation for most hotels
- 2018 Total Portfolio RevPAR decrease was driven by:
  - More renovation disruption compared to 2017 (2.8x more rooms offline in 2018 vs. 2017; 2018 spend of $103.2M)(4)
  - Positive hurricane impact in the 2017 period
  - A slow return to normal occupancy for hotels that had recently completed renovations
  - Reduced guest demand combined with increased hotel supply, especially in markets where we had not yet completed PIPs

Hotel Capital Investments Update

- We had completed 90 of the 141 hotels that are part of our PIP program as of March 31, 2019, including seven hotels completed during Q1 2019
- PIPs for nine additional hotels expected to be completed during Q2 2019, thus increasing total completed hotels to 99

Financial Results Summary

	2018	Q1 2019
# Hotels	144	144
# Rooms	17,321	17,321
Pro Forma Occupancy	73.9%	70.0%
Pro Forma ADR	$124.39	$124.47
Pro Forma RevPAR	$91.97	$87.10
% Chg. vs. Prior Year Period	*(2.4%)*	*2.1%*
Total Revenue ($M)	$606.1	$142.1
Hotel Expenses ($M)	$429.1	$105.3
Hotel EBITDA ($M)(5)	$177.0	$36.8

Note: Pro forma results represent performance for all hotels in our portfolio as of December 31, 2018 or March 31, 2019 as applicable, as if they had been owned for all of the periods presented
(1) Represents entire U.S. per Smith Travel Research
(2) Represents the average of U.S. Upper Midscale and Upscale hotels per Smith Travel Research
(3) Includes 40 hotels which were classified as not under renovation as of December 31, 2018 because we had completed renovations four full quarters prior to the three months ended December 31, 2017 (i.e., completed on or prior to September 30, 2017)
(4) 53 hotels were under renovation at some point during the full year 2018, which represented approximately 3,900 nights when a room could not be used due to ongoing renovations, compared to 12 hotels that were under renovation at some point during the full year 2017, which represented approximately 1,400 nights when a room could not be used due to renovations
(5) See Exhibit A on page 19 for further discussion of Hotel EBITDA, which is a non-GAAP financial measure

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Hotels Keys % Keys Summary by Brand 62 7,847 45.3% 62 6,834 39.5% 17 2,230 12.9% Other 3 410 2.4% Total 144 17,321 100.0% Hotels Keys % Keys Top 5 Flags 43 5,156 29.8% 23 2,796 16.1% 16 2,081 12.0% 19 1,751 10.1% 11 1,494 8.6% Top 5 MSAs Hotels Keys % Keys Miami / East Coast of South FL 7 781 4.5% Orlando 4 780 4.5% Chicago 5 763 4.4% Memphis 6 593 3.4% Atlanta 3 543 3.1% Portfolio Composition Geography (144 Hotels, 33 States) Top Hotels by State 6 Current Hotel Portfolio Snapshot 22 13 12 9 6 6 5 5 5 5 5 FL TN TX GA KY IL OH MI LA CA CO

May 2019 Investor Presentation 2. Recent Events & Activity 7

8 Bruce Riggins Hired as New Chief Financial Officer and Treasurer, Effective on May 28, 2019 ▪ Bruce A. Riggins has been elected as our new chief financial officer and treasurer by our board of directors, effective on May 28, 2019 ▪ Bruce has significant executive leadership experience spanning approximately 20 years with both publicly - traded lodging REITs and hotel management companies, including: − LaSalle Hotel Properties (NYSE: LHO) − Innkeepers USA Trust (formerly NASDAQ: KPA) − Interstate Hotels & Resorts (formerly NYSE: IHR) − Skyline Investments (TASE: SKLN) ▪ We expect the hiring of Mr. Riggins to be well - received by our lenders, brands and other partners

9 Transaction Overview ▪ On May 1, 2019 we completed a transformative $1.325Bn refinancing transaction with five global investment banks: Goldman Sachs, Morgan Stanley, Deutsche Bank, Citi and J.P. Morgan ▪ The transaction encompassed the majority of our mortgage debt and hotels and included two components: 1. $1.040Bn refinancing of 92 hotels (“Refinancing”) − Interest rate of LIBOR plus 290 bps: Company also expects to receive non - call protected interest - only bond in loan securitization which is expected to further reduce borrowing costs (estimate of 10 bps starting in 2020) − 5.5 years of fully extended term 2. A Term Loan commitment and amendment (balance reduced to $285M from $310M) (1): $25M of proceeds from the Refinancing was used to prepay the Term Loan in exchange for an agreement to extend the maximum loan term one additional year along with other modifications Key Transaction Merits ▪ Reduced our cost of capital (LIBOR plus 290 (2) bps vs. 303 bps on substantially all of loans repaid) ▪ Mitigated near - term maturity risk: increased remaining term of HIT’s mortgage debt from approximately to two years to five years ▪ Participation and support of five of Wall Street’s major investment banks highlights the confidence that the institutional marketplace has in our portfolio and long - term strategy and prospects ▪ The deal was oversubscribed by 2.0x to approximately 45 investors including blue - chip life insurance companies, asset managers, state pension funds, dedicated debt funds and hedge funds ▪ Generated $25M of additional working capital for the Company ▪ Enhanced asset disposition flexibility HIT REIT Closes Transformative $1.325Bn Refinancing Transaction on May 1, 2019 (1) Commitment to amend term loan was entered into on May 1, 2019 and subsequently closed on May 22, 2019 (2) Exclusive of I/O bond

10 HIT REIT Mortgage Debt Maturity Profile: Pre - and Post - Refinancing $ in millions Pre - Refinancing Post - Refinancing $238 $1,225 $46 2019 2020 2021 2022 2023 2024 $238 $285 $1,040 2019 2020 2021 2022 2023 2024 Average Remaining Term: 4.7 Years Average Remaining Term: 2.8 Years

May 2019 Investor Presentation 3. Company Net Asset Value Update 11

12 Updated Per - Share NAV of $9.21 Announced on May 13, 2019 ▪ On May 9, 2019, our Board of Directors unanimously approved the estimated per - share net asset value (“Estimated Per - Share NAV”) of the Company’s common stock equal to $9.21, as of December 31, 2018 ▪ This represents a decrease of $4.66 per share (33.6%) over a twelve - month period compared to our previous Estimated Per - Share NAV of $13.87, which was calculated as of December 31, 2017 ▪ As in past years, an independent valuation firm performed appraisals of our real estate assets based on market conditions, supply and demand factors and other factors ▪ Our year - over - year NAV change trended similarly to the 2018 stock price performance of our publicly - traded select - service REIT peers as well as to the industry in general (see page 14) ▪ In this section of the presentation, we will review the factors and market conditions which we believe drove our NAV decrease as well as the overall decline in industry stock prices during 2018 ▪ We will publish an updated Estimated Per - Share NAV on at least an annual basis that we expect will continue to be based on year - end results

13 Review of Year - over - Year NAV Change: Primarily Driven by Decreases in Real Estate Value and Restricted Cash 1. $3.77 per share decrease to Real Estate Value ( - $147.5M), due to: − As a result of market conditions, the Company’s 10 - year cash flow projections decreased considerably compared to last year • As further reviewed in this section, lower than expected top - line growth due to outsized industry supply and higher than expected expense growth driven by rising labor costs; these factors generally impacted our performance and that of our peers and the broader lodging industry in 2018 • The Company’s 2018 actual results were below budget and impacted 2019 forecasts; factors included more pronounced renovation disruption in 2018 than expected (longer duration of rooms offline and slower ramp - up at many hotels compared to similar renovations in 2015 - 2017) 2. $0.91 per share decrease to Restricted Cash ( - $35.5M), due to: − Lower PIP and FF&E reserve balances as we progressed through our hotel capital investments from Wave IV to Wave VII in 2018 ▪ All other combined balance sheet components were nearly flat on a per share basis year - over - year (1) Per share differences assume same number of shares outstanding in both years Current NAV Last Year's NAV Difference ($000 except per share values) as of 12/31/18 as of 12/31/17 $ % Per Share (1) Total Fair Value of Real Estate 2,181,100 2,328,620 (147,520) (6.3%) ($3.77) Restricted Cash 27,959 63,444 (35,485) (55.9%) ($0.91) Other Assets 91,116 96,788 (5,672) (5.9%) ($0.14) Gross Asset Value 2,300,175 2,488,852 (188,677) (7.6%) ($4.82) Total Liabilities 1,939,799 1,940,936 1,138 0.1% $0.03 Net Asset Value 360,376 547,916 (187,539) (34.2%) $4.79 Number of Shares Outstanding 39,135 39,506 (371) (0.9%) $0.13 NAV per Share $9.21 $13.87 (33.6%) ($4.66)

(40.6%) (36.1%) (33.6%) (27.3%) (25.4%) (22.3%) (23.8%) (21.3%) (20.3%) (20.0%) (19.6%) (16.0%) (10.1%) (9.6%) (6.3%) (3.4%) 0.8% AHT INN HIT APLE RLJ CLDT PEB SHO XHR HPT DRH HST CHSP PK BHR RHP HT 14 HIT + Select - Service Peers Full - Service and Other Publicly - Traded Lodging REITs Peer Avg: (28.3%) 2018 Stock Price Trends: Publicly - Traded Lodging REITs ▪ Nearly all publicly - traded lodging REITs experienced stock price decreases year - over - year in 2018 ▪ Nine of the 16 largest lodging REITs saw decreases of greater than 20% in 2018 ▪ HIT’s year - over - year NAV decrease of 33.6% trended similarly to the stock prices of its peers, which averaged a decrease of 28.3% ▪ Lodging REITs industry - wide were generally impacted by similar market conditions which led to lower top - line growth and higher expense margins than initially projected by publicly - traded lodging REITs at the beginning of 2018

Lodging Market Revenue Fundamentals: Lower Growth Environment has Impacted our Portfolio and the Broader Industry

2018 Select-Service Supply Growth was Outsized vs. Industry and Long-Term Averages

2018 Supply Growth[1]


4.7%
2.0%
1.8%
U.S. Demand:
2018: 2.5%
30-yr avg: 2.0%
2018 Select-Service
2018 U.S.
30-Year Average

Supply Outpaced Demand in Prominent Coastal and Flyover Regions of U.S.

2018 U.S. Supply vs. Demand by State[1]


+40% of HIT's portfolio exposed to states where supply outpaced demand
= Supply > Demand

Systemic Gap between Actual 2018 RevPAR Results vs. Projections at the Start of Last Year

2018 RevPAR Growth: Actual vs. Original Projections[2]


0.3%
1.4%
1.5%
2.5%
APLE/INN Actual
APLE/INN Projected
Marriott Actual
Marriott Projected

Major Third Party Research Firms have also Reduced Long-Term Projections vs. Last Year's

CBRE's Industry RevPAR Projections: 2019-2022 CAGR


0.7%
2.0%
1.3%
1.8%
Select-Service: Current
Select-Service: Last year
U.S.: Current
U.S.: Last Year

(1) Source: Smith Travel Research
(2) Source: Apple Hospitality REIT, Inc. (NYSE: APLE); Summit Hotel Properties, Inc. (NYSE: INN); Marriott International, Inc. (NASDAQ: MAR) public filings

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16 Lodging Market Expense Fundamentals: 2018 Labor Dynamics Resulted in Outsized Expense Growth vs. Expectations In 2018, Unemployment Hit a 50 - Year Low while Hospitality Job Openings were at Ten - Year Highs Significant Portion of U.S. Raised Minimum Wages in 2017 - 2018 (1) 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 100 200 300 400 500 600 700 800 900 1,000 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Impact on Hotel Labor Costs ▪ Near - record low unemployment coupled with wage growth across a vast portion of the U.S. has created more optionality and pricing power for hotel employees, particularly housekeeping − Trend of these employees migrating to less strenuous retail jobs was amplified in 2018; these retail jobs can now offer highe r minimum wages and potentially better benefits which is significant to this type of employee ▪ This has led to outsized wage increases in the hotel industry relative to U.S. wage growth, as hotel owners have had to furth er incentivize housekeeping employees and/or hire more expensive contract labor − U.S. immigration issues have further exacerbated this dynamic by reducing potential pool of target workers whom have typically been loyal and hardworking employees ▪ The rooms component of labor cost at our hotels, which generally represents approximately 20% of select - service hotel expenses, increased by over 5% in each of 2017 and 2018 ▪ As a result, total hotel expense growth generally outpaced revenue growth in 2018 across the lodging industry; we believe thi s trend was unforeseen in 2018 budgets across the lodging REIT and third party research firm spectrum Open Jobs: Hospitality Industry ($000) (1) U.S. Unemployment Rate % (1) 50 - yr Low: 3.7% = State Wage Increase (1) Source: U.S. Department of Labor ▪ 23 states raised wages in ‘17 - ’18 ▪ Represented 35% of HIT’s keys

Sell Non - Core Assets ▪ Continue to pursue sale of hotels we determine are non - core, subject to market conditions ▪ Disposition program is expected to meaningfully improve the overall quality of our portfolio, generate proceeds for more strategic uses and maximize stockholder value upon a liquidity event Complete PIP Program ▪ We expect to substantially complete our PIP program over the next two to three years Continue to Pursue Debt Capital Structure Enhancements ▪ Recently closed $1.325Bn refinancing of the majority of our mortgage debt reduced our cost of capital, meaningfully improved our debt maturity profile and enhanced our liquidity position ▪ We will continue to monitor the debt capital markets for additional cost savings and debt capital structure enhancement opportunities Evaluate New Acquisition Opportunities ▪ Emphasis on acquiring newer, higher - RevPAR hotels compared to our portfolio average, subject to market conditions and the Company’s liquidity position following dispositions Optimize Liquidity Event Execution ▪ We continue to work towards positioning HIT for a liquidity event (such as a public listing, merger or sale) within the next two to four years ▪ We will continue to assess the possibility of earlier liquidity opportunities subject to market conditions 17 Key Value Enhancement Initiatives Going Forward

18 4. Appendix May 2019 Investor Presentation

HOSPITALITY INVESTORS TRUST

Exhibit A: Non-GAAP Financial Measure – Hotel EBITDA

Below is a reconciliation from net loss, the most directly comparable GAAP measure, to Hotel EBITDA

($ in thousands)	YE 2018	Q1 2019
Net loss attributable to common stockholders	$ (109,549)	$ (41,153)
Deemed dividend related to beneficial conversion feature of Class C units	-	-
Dividend on Class C units	20,830	7,942
Accretion on Class C units	2,581	883
Net loss before dividends and accretion (in accordance with GAAP)	(86,138)	(32,328)
Plus: Net income (loss) attributable to non-controlling interest	85	(92)
Net loss and comprehensive loss (in accordance with GAAP)	$ (86,053)	$ (32,420)
Depreciation and amortization	111,730	28,485
Impairment of goodwill and long-lived assets	29,796	10,927
Interest expense	106,199	26,153
Acquisition and transaction related costs	64	-
Other income	(1,798)	(214)
Equity in earnings of unconsolidated entities	(187)	(5)
General and administrative	19,831	5,223
Income tax benefit	(2,606)	(1,391)
Hotel EBITDA	**$ 176,976**	**$ 36,758**

Hotel EBITDA is used by management as a performance measure and we believe it is useful to investors as a supplemental measure in evaluating our financial performance because it is a measure of hotel profitability that excludes expenses that we believe may not be indicative of the operating performance of our hotels. We believe that using Hotel EBITDA, which excludes the effect of expenses not related to operating hotels and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of hotel operating profitability between periods. For example, interest expense and general and administrative expenses are not linked to the operating performance of a hotel and Hotel EBITDA is not affected by whether the financing is at the hotel level or corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the hotel level. We believe that investors should consider our Hotel EBITDA in conjunction with net income (loss) and other required GAAP measures of our performance to improve their understanding of our operating results.

Hotel EBITDA, or similar measures, are commonly used as performance measures by other public hotel REITs. However, not all public hotel REITs calculate Hotel EBITDA, or similar measures, the same way. Hotel EBITDA should be reviewed in conjunction with other GAAP measurements as an indication of our performance. Hotel EBITDA should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance.

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20 Risk Factors See ‘‘Risk Factors’’ beginning on page 8 of the Company’s 2018 Form 10 - K for a discussion of the risks that should be considered in connection with your investment in our common stock, including : • We may require funds, which may not be available on favorable terms or at all, in addition to our operating cash flow and cash on hand to meet our capital requirements. • The interests of the Brookfield Investor may conflict with our interests and the interests of our stockholders, and the Brookfield Investor owns all $396.5 million in liquidation preference units of limited partner interests in our operating partnership entitled “Class C Units” (the “Class C Units”) issued and outstanding as of the date hereof and has significant governance and other rights that could be used to control or influence our decisions or actions. • The prior approval rights of the Brookfield Investor will restrict our operational and financial flexibility and could prevent us from taking actions that we believe would be in the best interest of our business. • We no longer pay distributions and there can be no assurance we will resume paying distributions in the future. • We do not expect to be able to purchase additional properties unless we are able to either sell assets at prices that generate sufficient excess proceeds after repayment of any related debt or obtain additional equity or debt financing and obtain prior approval from the Brookfield Investor. • We have a history of operating losses and there can be no assurance that we will ever achieve profitability. • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid. • Because no public trading market for our shares currently exists and our share repurchase program has been suspended, it is difficult for our stockholders to sell their shares of our common stock. • All of the properties we own are hotels, and we are subject to risks inherent in the hospitality industry. • We primarily own older hotels, which makes us more susceptible to declines in consumer demand, the impact of increases in hotel supply and downturns in economic conditions. • New hotel supply has contributed to declines in occupancy at our hotels in prior periods and may continue to have this effect. • Increases in interest rates could increase the amount of our debt payments.

21 Risk Factors • We have incurred substantial indebtedness, which may limit our future operational and financial flexibility. • We depend on our operating partnership and its subsidiaries for cash flow and are effectively structurally subordinated in right of payment to their obligations, which include distribution and redemption obligations to holders of Class C Units. • The amount we would be required to pay holders of Class C Units in a fundamental sale transaction may discourage a third party from acquiring us in a manner that might otherwise result in a premium price to our stockholders. • We are subject to a variety of risks related to our brand - mandated property improvement plans ("PIPs"), such as we may spend more than budgeted amounts to make necessary renovations and the renovations we make may not have the desired effect of improving the competitive position and enhancing the performance of the hotels renovated. • Increases in labor costs have adversely affected the profitability of our hotels and may continue to do so. • Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we may not be profitable or realize growth in the value of our real estate properties. • A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments. • Our asset sale program is subject to market conditions and there can be no assurance we will be successful in selling assets at our target prices or at all. Additionally, we expect that the proceeds from at least some of the hotel sales (if completed) will be below the corresponding estimated value of such hotel included in our most recent Estimated Per - Share NAV (which could negatively impact Estimated Per - Share NAV as of December 31, 2019). • Our hotels have been and may continue to be subject to impairment charges. • Our failure to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes ("REIT") could have a material adverse effect on us.